SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 14, 2004

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA

(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo

PO Box 2388

Rancho Santa Fe, California 92067

(Address of Principal Executive Offices)(Zip Code)

(858) 756-3023

(Registrant’s Telephone Number, including Area Code)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

                (c)           Exhibits.

The following exhibit is furnished as part of this report:

99.1	A copy of the notice sent to directors and executive officers of First Community Bancorp is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

                On May 14, 2004, First Community Bancorp (the “Company”) received the notice required under Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 with regard to blackout periods under all thirteen of the Company’s existing 401(k) and profit sharing plans (the “Plans”).  The notice indicated that the Plans will be consolidated into a new, single plan (the “New Plan”), and that Fidelity Investments, or an affiliate thereof, will be the recordkeeper and trustee of the New Plan.  In order to effectuate this change, individuals covered by the Plans will be unable to direct or diversify investments in the Plans, including purchases or sales of the common stock of the Company, during a time period that will begin on June 16, 2004 and that will end on August 8, 2004 (the “Blackout Period”).  In addition, no loans or distributions from the Plans will be permitted during the Blackout Period.

                On May 19, 2004, the Company sent a notice to its directors and executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, restricting them from trading in Company common stock during the Blackout Period.  A copy of the notice sent to directors and executive officers is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

                The person designated by the Company to respond to inquiries about the Blackout Period is Mr. Michael Thompson, Executive Vice President and Director of Human Resources, First Community Bancorp, 120 Wilshire Blvd., Santa Monica, CA 90401, telephone: 1-310-458-1531 x224.  During the Blackout Period a security holder or other interested person may obtain, without charge, the actual beginning and expected ending dates of the Blackout Period by sending an inquiry to Mr. Thompson.

SIGNATURE

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCORP

Date: May 20, 2004	By:	/s/ Jared M. Wolff
		Name:	Jared M. Wolff
		Title:	Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Notice sent to directors and executive officers, dated May 19, 2004